Exhibit 10.1

HIBBETT SPORTS, INC.

(1996) STOCK PLAN FOR OUTSIDE DIRECTORS

1.	Purpose

The purpose of the Hibbett Sports, Inc. (1996) Stock Plan for Outside Directors (the "Plan") is to promote the interests of Hibbett Sports, Inc. (the "Company") and its stockholders by increasing the proprietary interest of outside directors in the growth and performance of the Company by granting such directors options to purchase shares of Common Stock, par value $.01 per share (the "Shares") of the Company.

2.	Administration

The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of Shares subject to any such options (other than as specifically set forth in section 5(b)-(c)), the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.	Eligibility

The class of individuals eligible to receive grants of options under the Plan shall be the "Eligible Directors". For purposes of this Plan, an "Eligible Director" shall be a member of the Board who is not an employee of the Company, Saunders Karp & Megrue, L.P., or any affiliate of either of them; provided, however, that members of the Board who are employees and affiliates of Saunders Karp & Megrue, L.P. shall become Eligible Directors for purposes of this Plan as of May 13, 2003, and any grants made hereunder with respect to the fiscal year ended January 31, 2004 shall be pro-rated accordingly. Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant".

4.	Shares Subject to the Plan

Subject to adjustment as provided in Section 6, an aggregate of 150,000 Shares shall be available for issuance under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for issuance under the Plan.

5.	Grant, Terms and Conditions of Options

(a) Subject to the consummation of the initial public offering of the Company's Common Stock, each Eligible Director on the Effective Date (as defined in Section 10) will be granted on such date an option to purchase 5,000 Shares.

(b) Each Eligible Director elected following the Effective Date (as defined in Section 10) shall be granted an option to purchase 10,000 Shares upon his initial election to the Board; provided, however, that the Board may establish by resolution a lesser number of Shares subject to Options to be granted upon initial election, but in no event shall the Board have discretion to increase such number above 10,000.

(c) On the last day of each fiscal year of the Company (each an "Applicable Fiscal Year")(beginning with the fiscal year commencing on a date following the Effective Date), each Eligible Director who was initially elected to the Board before such date shall be granted an option pursuant to subsection (i) or (ii) of this Section 5(c), as the case may be:

(i) Each Eligible Director who was initially elected to the Board after the first day of such Applicable Fiscal Year shall be granted an option. The number of shares of Common Stock covered be each such Option shall be 5,000 multiplied by a fraction, the numerator of which shall be the number of calendar days that have elapsed between the date of initial election of such Eligible Director and the last day of such Applicable Fiscal Year but not to exceed 365, and the denominator of which shall be 365; or

(ii) Each Eligible Director who was initially elected to the Board on or before the first day of such Applicable Fiscal Year shall be granted an option. The number of shares of Common Stock covered by each such Option shall be 5,000; provided, however, that the Board may establish by resolution a lesser number of Shares subject to Options to be granted to Eligible Directors for each Applicable Fiscal Year, but in no event shall the Board have discretion to increase such number above 5,000.

(d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

(i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of the Plan, Fair Market Value with respect to the exercise price of options granted under Section 5(a) hereof shall be the price at which Shares are sold to the public pursuant to the initial public offering. For all other purposes hereunder, unless otherwise determined by the Board, Fair Market Value shall be the closing price of the Shares for the date of determination or if there were no sales on such date, the most recent prior date on which there were sales, as reported in the Wall Street Journal, or if the Wall Street Journal does not report such closing price, such closing price reported by a newspaper or trade journal selected by the Board. Repricing of options granted under this Article 5 after the date of grant shall not be permitted.

(ii) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash.

(iii) Exercisability and Term of Options. Options shall vest and become exercisable immediately, and shall be exercisable until the earlier of ten years from the date of grant and the expiration of the one year period provided in paragraph (iv) below.

(iv) Termination of Service as Eligible Director. Upon termination of a Participant's service as a director of the Company for any reason, all outstanding options held by such Eligible Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

(v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

(vi) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6.	Adjustment of and Changes in Shares

In the event of a stock split, stock dividend, extraordinary cash dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder. However, in such event, no change shall be made to the maximum formula amounts set forth in Section 5.

7.	No Rights of Shareholders

Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8.	Plan Amendments

The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders of the Company: (i) increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6, (ii) change the requirement of Section 5(b) that option grants be priced at Fair Market Value, except as permitted by Section 6, or (iii) modify in any respect the class of individuals who constitute Eligible Directors.

9.	Listing and Registration.

Each Share shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Shares, no such Share may be disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

10.	Effective Date and Duration of Plan

The Plan shall become effective on the closing of the initial public offering of the Company's Common Stock (the "Effective Date"), subject to the consummation of such offering. In the event such public offering is not consummated, all options previously granted hereunder shall be canceled and all rights of Eligible Directors with respect to such options shall thereupon cease. The Plan shall terminate the day following the tenth Annual Shareholders Meeting at which Directors are elected succeeding such initial public offering, unless the Plan is extended or terminated at an earlier date by Shareholders or is terminated by exhaustion of the Shares available for issuance hereunder.

End of Exhibit 10.1